Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this registration statement on Form 20-F of our report dated April 19, 2017, relating to the consolidated financial statements of Foresight Autonomous Holdings Ltd. for the year ended December 31, 2016, and to the reference to our firm under the heading “Auditors” included in Item 1C in this registration statement.

/s/ Brightman Almagor Zohar & Co.
Certified Public Accountants (Israel)
Member firm of Deloitte Touche Tohmatsu Limited
Tel Aviv, Israel
May 11, 2017